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    As filed with the Securities and Exchange Commission on February 11, 2005



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 8, 2005


                             PLAYTEX PRODUCTS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


              Delaware                        1-12620               51-0312772
-------------------------------- ------------------------------- ---------------
(State or other jurisdiction of    (Commission File Number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)


               300 Nyala Farms Road, Westport, Connecticut 06880
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                    (Address of principal executive offices)


        Registrant's telephone number, including area code (203) 341-4000
                                                            --------------


                                       N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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SECTION 2 -- FINANCIAL INFORMATION

Item 2.02       Results of Operations and Financial Condition.

On February 10, 2005, Playtex Products, Inc. (the "Company") issued a press release announcing its results of operations for the quarter ended December 25, 2004. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item.

Item 2.05       Costs Associated with Exit or Disposal Activities

On February 8, 2005, management of Playtex Products, Inc. issued a press release announcing a realignment of its business in order to improve focus on the Company's core categories, reduce organizational complexity and obtain a more competitive cost structure. Some of the specific realignment initiatives include: consolidation of the US/International divisional structure in favor of a product category structure, realignment of the sales and marketing organizations and related support functions, rationalization of manufacturing, warehousing and office facilities, including the outsourcing of gloves production to Malaysia and a reduction in the corporate headquarters office space.

The Company estimates that charges related to the realignment are expected to total between $17 million and $19 million by the end of 2005. Management estimates that: cost for and related to severance for employee terminations and a voluntary early retirement program will be in the range of $13 million to $14 million; costs for contract termination will be in the range of $2 million to $3 million; and other related expenses will be approximately $1 million to $2 million. The Company estimates that cash payments associated with this realignment will total between $15 million and $17 million and will occur during 2005 and 2006.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

Item 2.06       Material Impairments

On February 8, 2005, management of Playtex Products, Inc. concluded its analysis and issued a press release announcing it would record an asset impairment charge in the fourth quarter of 2004. This non-cash charge of $16.4 million was required to write down the carrying values of the Company's Baby Magic trademark due to the impact of increased competition and its Binaca trademark due the impact of reduced brand focus.

The information contained in Section 2 of this Current Report on Form 8-K (including the press release) is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information contained in Section 2 of this Current Report on Form 8-K (including the press release) shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.      Financial Statements and Exhibits

Exhibit Number                        Title
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99.1             Press Release of Playtex Products, Inc. dated February 8, 2005

99.2             Press Release of Playtex Products, Inc. dated February 10, 2005

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that are intended to come within the safe harbor protection provided by those statutes. By their nature, all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Company's actual results are identified in Part I of the Company's Annual Report on Form 10-K for the year ended December 27, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          PLAYTEX PRODUCTS, INC.

Date:         February 11, 2005           By:  /s/ KRIS J. KELLEY
         ---------------------------           ---------------------------------
                                               Kris J. Kelley
                                               Executive Vice President and
                                               Chief Financial Officer
                                               (Principal Financial and
                                               Accounting Officer)

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